FOR IMMEDIATE RELEASE

October 3, 2005

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION INCREASES DIVIDEND

FREEHOLD, NJ, October 3, 2005…..On October 3, 2005, the Board of Directors of Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA) raised its quarterly dividend from $0.145 per share to $0.15 per share.  The $0.15 per share quarterly dividend is payable December 15, 2005 to shareholders of record November 15, 2005.  The Company’s new annual dividend rate is $0.60 per share.  Monmouth Real Estate Investment Corporation has paid quarterly dividends for over 30 years.

Eugene W. Landy, President, reported that, MNRTA has maintained a strong balance sheet. MNRTA currently holds cash and securities investments of over $16 million in addition to its portfolio of net-leased industrial properties.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of thirty-eight industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

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